UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 30, 2023

UGI Corporation
(Exact Name of Registrant as Specified in Charter)
Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 337-1000

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On May 30, 2023, UGI Corporation (the “Company”) announced the expiration and final results of the tender offer (the “Tender Offer”) with respect to AmeriGas Partners, L.P.’s (“AmeriGas Partners”) and AmeriGas Finance Corp.’s (“Finance Corp.” and, together with AmeriGas Partners, the “Issuers”), the indirect, wholly owned subsidiaries of UGI Corporation (the “Company”), 5.625% Senior Notes due 2024 (the “2024 Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on May 26, 2023 (the “Expiration Time”), and a total of $639,774,000 in aggregate principal amount (excluding tenders through guaranteed delivery procedures), representing approximately 94.78%, of the Issuers’ 2024 Notes were validly tendered and not validly withdrawn as of the Expiration Time.

A copy of the press release issued by the Company regarding the expiration and final results of the Tender Offer is attached hereto as Exhibit 99.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number:	Description

99.1	Press Release of UGI Corporation dated May 30, 2023 announcing the results of the Tender Offer.

104	The cover page from this Current Report, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation
	By:	/s/ Jessica A. Milner
Name: Jessica A. Milner
Title: Assistant Secretary

May 30, 2023